UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2010

METHODE ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-2816	36-2090085
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7401 West Wilson Avenue, Chicago, Illinois 60706

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 867-6777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

Blue Angel Reserve

As previously reported in Methode Electronics, Inc.’s (the “Company”) quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission on September 2, 2010, in June 2006, the Company sold certain unsecured claims it had filed against Delphi Automotive Systems LLC (“Delphi”) in Delphi’s bankruptcy proceeding to Credit Suisse for $3,137,000 pursuant to a Transfer Agreement.  These claims were subsequently assigned by Credit Suisse to Blue Angel Claims LLC (“Blue Angel”).  On July 20, 2010, Blue Angel delivered a demand letter to the Company contending that under the terms of the Transfer Agreement, the unsecured claims had been objected to by Delphi in the Delphi bankruptcy proceeding and therefore the Company owed Blue Angel $3,137,000 plus interest.  The Company disagrees with Blue Angel’s position.  On October 25, 2010, Blue Angel filed a Complaint in the Supreme Court of the State of New York, County of New York seeking $3,137,096.30 plus applicable interest as set out in the Transfer Agreement (an amount alleged to be in excess of $3,813,443.42).  In connection with the Complaint, the Company intends to establish a significant reserve for the second quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METHODE ELECTRONICS, INC.

Date:	November 5, 2010	By:	/s/ Douglas A. Koman
Douglas A. Koman
Chief Financial Officer